Exhibit 16.1

April 3, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the Amendment No.1 to the Registration Statement on Form S-1 dated April 3, 2024 of Fly-E Group Inc. (the “Registrant”) and are in agreement with the statements contained under the section Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Friedman LLP

New York, New York